EXHIBIT 5

June 7, 2004

Patterson Dental Company

1031 Mendota Heights Road

St. Paul, Minnesota 55120

Re:	Patterson Dental Company

Form S-3 (Registering 58,846 Shares of Common Stock on behalf of a Selling Shareholder)

Ladies and Gentlemen:

In connection with the registration on Form S-3 under the Securities Act of 58,846 shares of common stock proposed to be sold by a selling shareholder of Patterson Dental Company, I have examined such documents and have reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion and, based thereon, I advise you that, in my opinion, the shares are legally and validly issued, fully-paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the above described registration statement and to the reference to myself under the caption “Legal Matters” in the prospectus included in such registration statement.

/s/ Matthew L. Levitt

Matthew L. Levitt Secretary and General Counsel Patterson Dental Company